UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2007

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K dated April 25, 2007, on April 23, 2007, the board of directors of Sunrise Senior Living, Inc. (the “Company”) appointed Julie A. Pangelinan, the Company’s then chief accounting officer, to the additional position of acting chief financial officer.

On July 10, 2007, the compensation committee of the board approved the following compensation arrangements for Ms. Pangelinan in her roles as chief accounting officer and acting chief financial officer:

•	2007 annual base salary of $330,000, effective as of April 23, 2007;

•
Calendar year 2007 target bonus eligibility of up to 75% of 2007 annual base salary based upon achievement of the performance goals and objectives established by the compensation committee for the Company’s executive officers for 2007;

•	Special bonus totaling $30,000 relating to work on the Company’s pending restatement of its financial statements and payable currently; and

•	Continuation of monthly car allowance of $450.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)
Date: July 12, 2007	By:	/s/ John F. Gaul
John F. Gaul
General Counsel